Security Information








Security Purchased


CUSIP
88732JAA6


Issuer
TIME WARNER CABLE


Underwriters
ABN Amro, Citigroup, DBSI, Wachovia
Securities


Years of continuous operation, including predecessors
> 3 years


Security
TWC 5.4% 07/02/2012


Is the affiliate a manager or co-manager of offering?
Joint Lead Manager


Name of underwriter or dealer from which purchased
Wachovia Securities


Firm commitment underwriting?
Yes


Trade date/Date of Offering
4/4/2007


Total amount of offering sold to QIBs
1,500,000,000


Total amount of any concurrent public offering
0


Total
1,500,000,000


Public offering price
99.82


Price paid if other than public offering price
 N/A


Underwriting spread or commission
0.35%


Rating
Baa2/BBB+


Current yield
5.41%


Benchmark vs Spread (basis points)
89 bp










Fund Specific Information








Board
Total Par Value
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund



Chicago Funds







DWS Balanced VIP
Chicago
810,000
 $                   808,502
0.05%



DWS Balanced Fund
Chicago
2,430,000
 $
2,425,505
0.16%



New York Funds







DWS Short Term Bond Fund
New York
3,889,000
 $
3,881,805
0.26%



DWS Short Duration Fund
New York
2,243,000
 $
2,238,850
0.15%



DWS Short Duration Plus Fund
New York
2,593,000
 $
2,588,203
0.17%



Total

11,965,000
 $
11,942,865
0.80%











^The Security and Fund Performance is calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a security, the final
 sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.